Exhibit 99.1

Dell Reports Record Third Quarter Earnings

  Revenue for commercial enterprise products and services up 33 percent
  Operating margin of 6.7 percent on a GAAP basis
  Strong cash flow generation of $913 million; nearly $4 billion over the last four quarters

ROUND ROCK, Texas--(BUSINESS WIRE)--November 18, 2010--Global demand for all commercial products and services and solid supply-chain execution led to strong operating income for Dell in its third fiscal quarter, with GAAP operating income of $1.02 billion and record earnings per share of 42 cents. On a non-GAAP basis, operating income was $1.17 billion, or 45 cents per share.

The robust profit results came on a 19 percent increase in revenue to $15.4 billion, as commercial and enterprise sectors continue to be solid. Year to date, the company’s revenue has grown 21 percent to $45.8 billion.

Fiscal-Year 2011 Third Quarter Highlights

(in millions)	FY11	FY10	Change
Revenue	$15,394	$12,896	19%

Operating Income (GAAP)	$1,024	$577	77%
Net Income (GAAP)	$822	$337	144%
EPS (GAAP)	$0.42	$0.17	147%

Operating Income (non-GAAP)	$1,167	$740	58%
Net Income (non-GAAP)	$875	$449	95%
EPS (non-GAAP)	$0.45	$0.23	96%

Information about Dell’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. Non-GAAP financial information excludes costs related primarily to the amortization of purchased intangibles, severance and facility-action costs, a merger termination fee, certain settlement costs and acquisition-related charges. All comparisons in this press release are year over year unless otherwise noted.

Results

  Revenue in the quarter grew 19 percent and is up 21 percent year to date.
  GAAP operating income was $1.02 billion, 6.7 percent of revenue. Non-GAAP operating income was $1.17 billion, 7.6 percent of revenue.
  Cash flow from operations was $913 million, and Dell ended the quarter with $14 billion in cash and investments.

Strategic Progress:

  Strong operating leverage across all commercial business segments led to record profitability, with operating income at 10 percent of revenue. Revenue for the commercial business was $12.4 billion, up 24 percent.
  Enterprise solutions and services revenue, which includes Perot Systems, was up 31 percent. The company’s EqualLogic storage business grew 66 percent.

Business Units and Regions:

  Large Enterprise revenue was $4.3 billion, up 27 percent from a year ago. Operating income was $400 million, or 9.2 percent of revenue. Enterprise solutions and services revenue was $1.7 billion, a 25 percent increase, and client revenue increased 38 percent. Dell introduced its new virtual integrated system (VIS) architecture and services that help customers transition new and existing technologies to open, cloud-like models that dynamically provision application workloads, and unify heterogeneous data center assets into a more efficient common pool of resources.
  Public revenue was $4.4 billion, a 20 percent increase (including the integration of Perot). Operating income for the quarter was $451 million, 10.2 percent of revenue. State and local government business in the U.S. represents approximately 9 percent of the total Public business, less than 3 percent of Dell revenue, and was up 5 percent in the third quarter. Dell built on its leadership as the No. 1 technology provider to the health care industry with key customer engagements at The Methodist Hospital in Houston, Western Maryland Health Systems, and in China, Shanghai’s Songjiang Hospital, to implement Electronic Medical Record (EMR) systems and diagnostic image transfers that help improve productivity and reduce operating costs.
  Small and Medium Business revenue was $3.7 billion, up 24 percent. Profitability was at a record high, with operating income at $391 million, 10.7 percent of revenue, up 39 percent from last year. In the quarter, Dell introduced new PowerEdge servers, PowerVault storage, and PowerConnect networking solutions that help small and medium businesses affordably update technology infrastructures with easy integration, minimal downtime and the ability to scale.
  Consumer revenue was $3 billion, a 4 percent increase. The segment improved to break-even operating income in the quarter, despite muted consumer demand. Dell introduced a new family of XPS laptops in the third quarter, featuring exceptional sound, video and 3D-capabilities. The company streamlined its Consumer offerings to three brands: Inspiron, XPS and Alienware during the quarter.
  Asia-Pacific and Japan revenue grew 29 percent, EMEA increased 15 percent and the Americas were up 18 percent. Revenue in Brazil, Russia, India and China (BRIC) grew 30 percent overall, led by a 55 percent increase in India. The company continues to expand its presence in these important countries, which now represent 13 percent of total company revenue.

Quotes:

Michael Dell, chairman of the board and chief executive officer: “Our strong results demonstrate that we are listening to customers and delivering what they want. It validates that our strategy to offer choice and efficiency at every level of the IT enterprise computing stack is taking hold, and we are more focused than ever to being a true partner – not merely a provider – to our customers. Dell is growing in the right areas, and I’m very excited about our momentum.”

Brian Gladden, chief financial officer: “Our teams delivered outstanding results in the quarter. With solid demand in our commercial segments, we executed well and that led to record profitability for the company and especially in our important enterprise solutions and services business. We are pleased with our year-to-date revenue growth of 21 percent and non-GAAP operating margin of more than 6 percent. These results position us well for a very good financial year, and we remain focused on our commitment to deliver balanced revenue and operating income growth along with solid cash flow generation.”

Company Outlook:

The company expects to see continued strength from the ongoing client refresh among large corporate accounts and strong growth in enterprise products and services. Fourth quarter revenue is expected to track in-line to slightly up from the third quarter as commercial demand remains stable while consumer demand remains more muted. The company expects full-year revenue to track toward the mid-point of the 14-to-19 percent range set earlier in the year and non-GAAP operating income growth to be between 28 and 32 percent.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com. The third-quarter analyst call with Michael Dell, chairman and CEO; Brian Gladden, CFO; and, Steve Felice, senior vice president, Consumer and SMB business unit, will be webcast live today at 4:00 CST and archived at www.dell.com/investor. To monitor highlighted facts from the analyst call, follow on the Dell Investor Relations Twitter account at: http://twitter.com/dellshares. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures:

This press release includes information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively the “non-GAAP financial measures”), which are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. In the following tables, Dell has provided a reconciliation of each historical non-GAAP financial measure to the most directly comparable GAAP financial measure under the heading “Reconciliation of Non-GAAP Financial Measures” and has presented a detailed discussion of its reasons for including the non-GAAP financial measures and the limitations associated with those measures under the heading “Use of Non-GAAP Financial Measures.” Dell encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with Dell’s presentation of these non-GAAP financial measures.

Special Note:

Statements in this press release that relate to future results and events (including statements about Dell’s future financial and operating performance, anticipated customer demand, including seasonal trends and client refresh timing and scope, enterprise solutions strategies, component costs, cost controls, retail agreements, channels, supply chain improvements, and new products, as well as the financial guidance with respect to revenue and non-GAAP operating income) are forward-looking statements and are based on Dell's current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” ‘believe,” “could,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including: weak global economic conditions and instability in financial markets; weak economic conditions and additional regulation affecting Dell’s financial services activities; intense competition; Dell’s cost-cutting measures; Dell’s ability to effectively manage periodic product and services transitions; Dell’s ability to effectively manage the growth of its distribution capabilities and add to its product and services offerings; Dell’s ability to achieve favorable pricing from its vendors; Dell’s reliance on third-party suppliers for product components, including reliance on several single-sourced or limited-sourced suppliers; disruptions in component or product availability; successful implementation of Dell’s acquisition strategy; Dell’s ability to generate substantial non-U.S. net revenue; Dell’s product, customer, and geographic sales mix, and seasonal sales trends; Dell’s ability to access the capital markets; loss of government contracts; customer terminations of or pricing changes in services contracts, or Dell’s failure to perform as it anticipates at the time it enters into services contracts; Dell’s ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; counterparty default; unfavorable results of legal proceedings; Dell’s ability to obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other compliance matters; Dell’s ability to maintain strong internal controls; changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; information technology and manufacturing infrastructure disruptions or breaches of data security; Dell’s ability to attract, retain, and motivate key personnel; the risk of temporary suspension or debarment from contracting with U.S. federal, state and local governments as a result of settlements of an SEC investigation by Dell and Dell’s Chairman and CEO; and other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010 and its Quarterly Report on Form 10-Q for the quarter ended July 30, 2010. In particular, Dell’s expectations with regard to revenue and non-GAAP operating income for the full fiscal year ending January 28, 2011 assume, among other matters, that there is no significant decline in economic conditions generally or demand growth specifically, no significant adverse currency fluctuations which are unhedged, and no significant adverse component pricing or supply movements. Dell assumes no obligation to update its forward-looking statements.

Consolidated statements of income, financial position and cash flows and other financial data follow.

Dell, PowerEdge, PowerVault, PowerConnect, Inspiron, XPS and Alienware are trademarks of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	October 29,	July 30,	October 30,
	2010(1)	2010(1)	2009	Sequential	Yr. to Yr.

Net revenue
Products	$12,520	$12,645	$10,746	(1%)	17%
Services, including software related	2,874	2,889	2,150	(1%)	34%
Net revenue	15,394	15,534	12,896	(1%)	19%

Cost of net revenue
Products	10,415	10,931	9,269	(5%)	12%
Services, including software related	1,976	2,017	1,394	(2%)	42%
Total cost of net revenue	12,391	12,948	10,663	(4%)	16%

Gross margin	3,003	2,586	2,233	16%	34%

Selling, general and administrative	1,816	1,679	1,501	8%	21%
Research, development and engineering	163	162	155	1%	5%
Total operating expenses	1,979	1,841	1,656	7%	19%

Operating income	1,024	745	577	37%	77%

Interest and other, net(2)	52	(49)	(63)	206%	181%
Income before income taxes	1,076	696	514	54%	109%
Income tax provision	254	151	177	67%	43%
Net income	$822	$545	$337	51%	144%

Earnings per share:
Basic	$0.42	$0.28	$0.17	50%	147%
Diluted	$0.42	$0.28	$0.17	50%	147%

Weighted average shares outstanding:
Basic	1,939	1,952	1,956	(1%)	(1%)
Diluted	1,949	1,960	1,966	(1%)	(1%)

Percentage of Total Net Revenue:
Gross margin	19.5%	16.6%	17.3%
Selling, general and administrative	11.8%	10.8%	11.6%
Research and development	1.0%	1.0%	1.2%
Operating expenses	12.8%	11.8%	12.8%
Operating income	6.7%	4.8%	4.5%
Income before income taxes	7.0%	4.5%	4.0%
Net income	5.3%	3.5%	2.6%
Income tax rate	23.6%	21.7%	34.5%

Net Revenue by Product Category:
Servers and Networking	$1,844	$1,890	$1,539	(2%)	20%
Storage	543	624	508	(13%)	7%
Services(1)	1,924	1,915	1,244	0%	55%
Software and Peripherals	2,579	2,535	2,394	2%	8%
Mobility	4,858	4,700	4,191	3%	16%
Desktop PCs	3,646	3,870	3,020	(6%)	21%
Consolidated net revenue	$15,394	$15,534	$12,896	(1%)	19%

Percentage of Total Net Revenue:
Servers and Networking	12%	12%	12%
Storage	3%	4%	4%
Services(1)	12%	12%	10%
Software and Peripherals	17%	17%	19%
Mobility	32%	30%	32%
Desktop PCs	24%	25%	23%

Net Revenue by Global Segment:
Large Enterprise	$4,326	$4,549	$3,403	(5%)	27%
Public	4,442	4,580	3,695	(3%)	20%
Small and Medium Business	3,665	3,535	2,956	4%	24%
Consumer	2,961	2,870	2,842	3%	4%
Consolidated net revenue	$15,394	$15,534	$12,896	(1%)	19%

Percentage of Total Net Revenue:
Large Enterprise	28%	29%	26%
Public	29%	30%	29%
Small and Medium Business	24%	23%	23%
Consumer	19%	18%	22%

Consolidated Operating Income:
Large Enterprise	$400	$288	$174
Public	451	369	352
Small and Medium Business	391	323	282
Consumer	-	(21)	10
Consolidated segment operating income	1,242	959	818
Severance and facility actions	(31)	(24)	(123)
Broad based long-term incentives	(75)	(87)	(78)
Amortization of intangible assets	(89)	(87)	(40)
Acquisition-related	(23)	(16)	-
Consolidated operating income	$1,024	$745	$577

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems Corporation ("Perot Systems"), which was acquired on November 3, 2009.

(2) Interest and other, net for the three months ended October 29, 2010 includes Dell’s receipt of a $72 million merger termination fee.

DELL INC.
Condensed Consolidated Statement of Income and Related Financial Highlights
(in millions, except per share data and percentages)
(unaudited)

	Nine Months Ended		% Growth Rates
	October 29,	October 30,
	2010(1)	2009	Yr. to Yr.

Net revenue
Products	$37,251	$31,601	18%
Services, including software related	8,551	6,401	34%
Net revenue	45,802	38,002	21%

Cost of net revenue
Products	31,731	27,033	17%
Services, including software related	5,966	4,177	43%
Total cost of net revenue	37,697	31,210	21%

Gross margin	8,105	6,792	19%

Selling, general and administrative	5,325	4,685	14%
Research, development and engineering	492	445	11%
Total operating expenses	5,817	5,130	13%

Operating income	2,288	1,662	38%

Interest and other, net(2)	(65)	(107)	39%
Income before income taxes	2,223	1,555	43%
Income tax provision	515	456	13%
Net income	$1,708	$1,099	55%

Earnings per share:
Basic	$0.88	$0.56	57%
Diluted	$0.87	$0.56	55%

Weighted average shares outstanding:
Basic	1,950	1,953	(0%)
Diluted	1,961	1,959	0%

Percentage of Total Net Revenue:
Gross margin	17.7%	17.9%
Selling, general and administrative	11.6%	12.3%
Research and development	1.1%	1.2%
Operating expenses	12.7%	13.5%
Operating income	5.0%	4.4%
Income before income taxes	4.9%	4.1%
Net income	3.7%	2.9%
Income tax rate	23.2%	29.3%

Net Revenue by Product Category:
Servers and Networking	$5,519	$4,228	31%
Storage	1,721	1,593	8%
Services(1)	5,730	3,700	55%
Software and Peripherals	7,610	7,022	8%
Mobility	14,121	11,957	18%
Desktop PCs	11,101	9,502	17%
Consolidated net revenue	$45,802	$38,002	21%

Percentage of Total Net Revenue:
Servers and Networking	12%	12%
Storage	4%	4%
Services(1)	12%	10%
Software and Peripherals	17%	18%
Mobility	31%	31%
Desktop PCs	24%	25%

Net Revenue by Global Segment:
Large Enterprise	$13,121	$10,088	30%
Public	12,878	10,664	21%
Small and Medium Business	10,724	8,743	23%
Consumer	9,079	8,507	7%
Consolidated net revenue	$45,802	$38,002	21%

Percentage of Total Net Revenue:
Large Enterprise	29%	27%
Public	28%	28%
Small and Medium Business	23%	23%
Consumer	20%	22%

Consolidated Operating Income:
Large Enterprise	$971	$538
Public	1,118	1,028
Small and Medium Business	1,027	758
Consumer	(4)	98
Consolidated segment operating income	3,112	2,422
Severance and facility actions	(112)	(395)
Broad based long-term incentives	(249)	(246)
Amortization of intangible assets	(264)	(119)
Acquisition-related	(59)	-
Other(3)	(140)	-
Consolidated operating income	$2,288	$1,662

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Includes the results of Perot Systems Corporation ("Perot Systems"), which was acquired on November 3, 2009.

(2)Interest and other, net for the nine months ended October 29, 2010 includes Dell’s receipt of a $72 million merger termination fee.

(3) Other for the nine months ended October 29, 2010 includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter.

DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios")
(unaudited)

	October 29,	July 30,	October 30,
	2010	2010	2009(2)
Assets:
Current assets:
Cash and cash equivalents	$12,889	$11,694	$12,795
Short-term investments	492	744	331
Accounts receivable, net	6,407	6,565	5,279
Financing receivables, net	3,588	3,272	2,318
Inventories, net	1,294	1,372	952
Other current assets	3,118	3,562	3,196
Total current assets	27,788	27,209	24,871
Property, plant and equipment, net	1,948	1,980	1,978
Investments	662	633	828
Long-term financing receivables, net	709	622	311
Goodwill	4,259	4,264	1,748
Purchased intangible assets, net	1,553	1,638	607
Other non-current assets	235	294	682
Total assets	$37,154	$36,640	$31,025

Liabilities and Equity:
Current liabilities:
Short-term debt	$826	$1,627	$351
Accounts payable	11,278	12,465	9,947
Accrued and other	3,898	3,812	3,637
Short-term deferred services revenue	3,093	3,009	2,926
Total current liabilities	19,095	20,913	16,861
Long-term debt	5,168	3,623	3,442
Long-term deferred services revenue	3,447	3,311	3,054
Other non-current liabilities	2,631	2,632	2,643
Total liabilities	30,341	30,479	26,000
Stockholders' equity	6,813	6,161	5,025
Total liabilities and equity	$37,154	$36,640	$31,025

Ratios:
Days of sales outstanding (1)	41	41	40
Days supply in inventory	9	10	8
Days in accounts payable	(82)	(87)	(84)
Cash conversion cycle	(32)	(36)	(36)

Average total revenue/unit (approximate)	$1,380	$1,340	$1,290

Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in the other current assets. At October 29, 2010, July 30, 2010, and October 30, 2009, DSO and days of customer shipments not yet recognized were 38 and 3 days, 38 and 3 days, 37 and 3 days, respectively.

(2) Prior period amounts have been revised to reflect a reclassification between short-term deferred service revenue and accrued and other.

DELL INC.
Condensed Consolidated Statements of Cash Flows
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2010	2009(1)	2010	2009(1)
Cash flows from operating activities:
Net income	$822	$337	$1,708	$1,099
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234	191	745	593
Stock-based compensation	69	65	225	211
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(14)	32	23	58
Deferred income taxes	20	52	(35)	(88)
Provision for doubtful accounts - including financing receivables	82	80	299	290
Other	-	56	4	75
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	308	137	(588)	(456)
Financing receivables	(46)	(177)	(459)	(556)
Inventories	77	(112)	(241)	(83)
Other assets	707	117	743	93
Accounts payable	(1,306)	233	(175)	1,551
Deferred services revenue	137	(10)	402	34
Accrued and other liabilities	(177)	(200)	(165)	(183)
Change in cash from operating activities	913	801	2,486	2,638

Cash flows from investing activities:
Investments:
Purchases	(123)	(406)	(1,186)	(1,182)
Maturities and sales	346	325	1,184	1,307
Capital expenditures	(93)	(70)	(284)	(249)
Proceeds from sale of facility and land	-	-	18	16
Purchase of financing receivables	(430)	-	(430)	-
Collections on purchased financing receivables	20	-	20	-
Acquisition of business, net of cash received	(24)	-	(246)	(3)
Change in cash from investing activities	(304)	(151)	(924)	(111)

Cash flows from financing activities:
Repurchase of common stock	(200)	-	(600)	-
Issuance of common stock under employee plans	2	-	11	-
Issuance (repayment) of commercial paper (maturity 90 days or less), net	(900)	143	(176)	43
Proceeds from debt	1,945	257	2,554	1,748
Repayments of debt	(296)	(50)	(1,115)	(62)
Other	-	-	2	-
Change in cash from financing activities	551	350	676	1,729

Effect of exchange rate changes on cash and cash equivalents	35	96	16	187

Change in cash and cash equivalents	1,195	1,096	2,254	4,443

Cash and cash equivalents at beginning of period	11,694	11,699	10,635	8,352
Cash and cash equivalents at end of period	$12,889	$12,795	$12,889	$12,795

(1) Prior period amounts have been reclassified to conform to the current year presentation.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

The tables on the following pages set forth, for the periods indicated, a reconciliation of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (collectively, the “non-GAAP financial measures”) to the most comparable GAAP financial measures. These non-GAAP financial measures may not be directly comparable to similarly titled measures reported by other companies. See “Use of Non-GAAP Financial Measures” following the tables for additional information regarding Dell’s reasons for including the non-GAAP financial measures and for material limitations with respect to the usefulness of these measures.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Three Months Ended			% Growth Rates
	October 29,	July 30,	October 30,
	2010	2010	2009	Sequential	Yr. to Yr.

GAAP gross margin	$3,003	$2,586	$2,233	16%	34%

Non-GAAP adjustments:
Amortization of intangibles	71	70	27
Severance and facility actions	4	14	102
Acquisition-related	-	1	-
Non-GAAP gross margin	$3,078	$2,671	$2,362	15%	30%

GAAP operating expenses	$1,979	$1,841	$1,656	7%	19%

Non-GAAP adjustments:
Amortization of intangibles	(18)	(17)	(13)
Severance and facility actions	(27)	(10)	(21)
Acquisition-related	(23)	(15)	-
Non-GAAP operating expenses	$1,911	$1,799	$1,622	6%	18%

GAAP operating income	$1,024	$745	$577	37%	77%

Non-GAAP adjustments:
Amortization of intangibles	89	87	40
Severance and facility actions	31	24	123
Acquisition-related	23	16	-
Non-GAAP operating income	$1,167	$872	$740	34%	58%

GAAP net income	$822	$545	$337	51%	144%

Non-GAAP adjustments:
Amortization of intangibles	89	87	40
Severance and facility actions	31	24	123
Acquisition-related	23	16	-
Other(1)	(72)	-	-
Aggregate adjustment for income taxes	(18)	(43)	(51)
Non-GAAP net Income	$875	$629	$449	39%	95%

GAAP earnings per share - diluted	$0.42	$0.28	$0.17	50%	147%
Non-GAAP adjustments per share - diluted	0.03	0.04	0.06
Non-GAAP earnings per share - diluted	$0.45	$0.32	$0.23	41%	96%

GAAP Diluted WAS	1,949	1,960	1,966

Percentage of Total Net Revenue:

GAAP gross margin	19.5%	16.6%	17.3%
Non-GAAP adjustment	0.5%	0.6%	1.0%
Non-GAAP gross margin	20.0%	17.2%	18.3%

GAAP operating expenses	12.8%	11.8%	12.8%
Non-GAAP adjustment	(0.4%)	(0.2%)	(0.2%)
Non-GAAP operating expenses	12.4%	11.6%	12.6%

GAAP operating income	6.7%	4.8%	4.5%
Non-GAAP adjustment	0.9%	0.8%	1.2%
Non-GAAP operating income	7.6%	5.6%	5.7%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Other for the three months ended October 29, 2010 consists of Dell's receipt of a $72 million merger termination fee which on a GAAP basis is recorded in Interest and Other, Net.

DELL INC.
Reconciliation of Non-GAAP Financial Measures
(in millions, except per share data and percentages)
(unaudited)

	Nine Months Ended		% Growth Rates
	October 29,	October 30,
	2010	2009	Yr. to Yr.

GAAP gross margin	$8,105	$6,792	19%

Non-GAAP adjustments:
Amortization of intangibles	209	80
Severance and facility actions	47	181
Acquisition-related	2	-
Non-GAAP gross margin	$8,363	$7,053	19%

GAAP operating expenses	$5,817	$5,130	13%

Non-GAAP adjustments:
Amortization of intangibles	(55)	(39)
Severance and facility actions	(65)	(214)
Acquisition-related	(57)	-
Other(1)	(140)	-
Non-GAAP operating expenses	$5,500	$4,877	13%

GAAP operating income	$2,288	$1,662	38%

Non-GAAP adjustments:
Amortization of intangibles	264	119
Severance and facility actions	112	395
Acquisition-related	59	-
Other(1)	140	-
Non-GAAP operating income	$2,863	$2,176	32%

GAAP net income	$1,708	$1,099	55%

Non-GAAP adjustments:
Amortization of intangibles	264	119
Severance and facility actions	112	395
Acquisition-related	59	-
Other(1)	68	-
Aggregate adjustment for income taxes	(123)	(103)
Non-GAAP net Income	$2,088	$1,510	38%

GAAP earnings per share - diluted	$0.87	$0.56	55%
Non-GAAP adjustments per share - diluted	0.19	0.21
Non-GAAP earnings per share - diluted	$1.06	$0.77	38%

GAAP Diluted WAS	1,961	1,959

Percentage of Total Net Revenue:

GAAP gross margin	17.7%	17.9%
Non-GAAP adjustment	0.6%	0.7%
Non-GAAP gross margin	18.3%	18.6%

GAAP operating expenses	12.7%	13.5%
Non-GAAP adjustment	(0.7%)	(0.7%)
Non-GAAP operating expenses	12.0%	12.8%

GAAP operating income	5.0%	4.4%
Non-GAAP adjustment	1.3%	1.3%
Non-GAAP operating income	6.3%	5.7%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Other for the nine months ended October 29, 2010 includes amounts for the $100 million settlement of the SEC investigation and a $40 million settlement for a securities litigation matter, which are both recorded in operating expenses, offset by Dell's receipt of a $72 million merger termination fee, which is recorded in Interest and Other, Net.

USE OF NON-GAAP FINANCIAL MEASURES

Dell provides non-GAAP financial information to investors to supplement GAAP financial information. Dell believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better understand Dell’s consolidated financial performance from period to period and in relationship to the operating results of Dell’s segments, as management does not believe that the excluded items are reflective of underlying operating performance. Dell also believes that excluding certain items from Dell’s GAAP results allows Dell’s management to better project Dell’s future consolidated financial performance because Dell’s forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, and exclude certain amounts pertaining to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Non-GAAP operating income growth as projected for Fiscal 2011, which is a forward looking non-GAAP financial measure, excludes the following items, some of which Dell cannot forecast, thereby preventing Dell from reconciling its projections to GAAP: acquisition related charges, amortization of purchased intangible assets related to acquisitions, severance and facility action costs, a merger termination fee that was received during the third quarter of Fiscal 2011, and amounts for the settlement of the SEC investigation as well as a securities litigation matter that were incurred during the first quarter of Fiscal 2011. The historical non-GAAP financial measures, as defined by Dell, represent the comparable GAAP measures adjusted to exclude these same items. In the future, Dell expects that it may again exclude such items and may incur income and expenses similar to these excluded items, including in connection with any future acquisitions. Accordingly, the exclusion of these items and other similar items in Dell’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Dell believes the non-GAAP financial measures will provide investors with useful information to help them evaluate Dell’s operating results and projections. These non-GAAP financial measures facilitate an enhanced understanding of historical results and projections, and enable more meaningful period to period comparisons.

This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating income, net income, and earnings per share prepared in accordance with GAAP.

The non-GAAP financial measures for the periods indicated in the tables above reflect adjustments related to the following items:

  Acquisition-related charges are expensed as incurred and consist primarily of retention payments, integration costs, bankers’ fees, legal fees, and consulting fees. Retention payments include stock-based compensation and cash incentives awarded to employees, which are recognized over the vesting period. Integration costs include incremental business costs that are directly attributable to the acquisition of Perot Systems during the fourth quarter of Fiscal 2010 and are being incurred during the integration period. These costs primarily include IT costs related to the integration of IT systems and processes, costs related to the integration of Perot Systems employees, costs related to full-time employees who are working on the integration, and consulting expenses. Acquisition-related charges are inconsistent in amount and are significantly impacted by the timing and nature of acquisitions. Therefore, although Dell may incur these types of expenses in connection with future acquisitions, Dell believes eliminating acquisition related charges for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Amortization of purchased intangible assets consists primarily of amortization of customer relationships, customer lists, acquired technology, trade names, and non-compete covenants purchased in connection with business acquisitions. Dell incurs charges relating to the amortization of these intangibles, and those charges are included in Dell’s GAAP financial statements. Amortization charges for Dell’s purchased intangible assets are inconsistent in amount and are significantly impacted by the timing and magnitude of Dell’s acquisitions. Consequently, Dell excludes these charges for purposes of calculating the non-GAAP financial measures to facilitate a more meaningful evaluation of Dell’s current operating performance and comparisons to Dell’s past operating performance.
  Severance and facility action costs primarily relate to facilities charges including accelerated depreciation and severance and benefits for employees terminated pursuant to actions taken as part of a comprehensive review of costs, including certain employee cost synergies realized through our strategic acquisitions. Management measures the performance of Dell excluding the effects of severance and facility action costs and has been, for recent quarters, providing the effects to investors to supplement GAAP financial information. Dell excludes these severance and facility action costs for purposes of calculating the non-GAAP financial measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Dell’s current operating performance or comparisons to Dell’s past operating performance.
  Dell also adjusts its GAAP results for certain fees and settlements. During the third quarter of Fiscal 2011, Dell received $72 million from 3PAR Inc (“3PAR”) for 3PAR’s termination of its merger agreement with Dell. For the first quarter of Fiscal 2011, Dell recorded a $100 million settlement amount for the SEC investigation into certain of Dell's accounting and financial matters, which was initiated in 2005. Also during the first quarter of Fiscal 2011, Dell incurred $40 million for a securities litigation class action lawsuit that was filed against Dell during Fiscal 2007. Dell is excluding these fees and settlements from the operating results of the first nine months of Fiscal 2011 for the purpose of calculating the non-GAAP financial measures because it believes these fees and settlements are outside Dell’s ordinary course of business and do not contribute to a meaningful evaluation of Dell’s current operating performance.
  The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. The tax effects are determined based on the jurisdictions where the adjustments were incurred.

There are limitations to the use of non-GAAP financial measures. Other companies, including companies in Dell’s industry, may calculate the non-GAAP financial measures differently than Dell does, limiting the usefulness of those measures for comparative purposes. In addition, items such as amortization of purchased intangible assets represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in the non-GAAP financial measures and such measures, therefore, do not reflect the full economic effect of such loss. Lastly, items such as severance and facility action costs and acquisition expenses that are excluded from the non-GAAP financial measures can have a material impact on earnings. Dell’s management compensates for the foregoing limitations by relying primarily on Dell’s GAAP results and using non-GAAP financial measures only supplementally or for projections when comparable GAAP measures are not available. Non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial information presented on a GAAP basis when available. Dell provides detailed reconciliations of each historical non-GAAP financial measure to its most directly comparable GAAP measure within the financial information included with this press release and in other written materials that include such non-GAAP historical financial measures, and Dell encourages investors to review the reconciliations in conjunction with the presentation of any historical non-GAAP financial measures.

CONTACT:
Dell
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Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
David Frink, 512-728-2678
david_frink@dell.com
or
Investor Relations:
Robert Williams, 512-728-7570
robert_williams@dell.com
or
Shep Dunlap, 512-723-0341
shep_dunlap@dell.com
or
Frank Molina, 512-723-5116
frank_molina@dell.com